UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2023

PepperLime Health Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40915	98-1610383
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

548 Market Street, Suite 97425

San Francisco, California 94104

(415) 263-9939

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	PEPLU	The Nasdaq Stock Market LLC

Class A ordinary shares included as part of the Units	PEPL	The Nasdaq Stock Market LLC

Warrants included as part of the Units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	PEPLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 11, 2023, PepperLime Health Acquisition Corporation (the “Company”) held an extraordinary general meeting of shareholders (the “Extraordinary General Meeting”). At the Extraordinary General Meeting, a total of 17,518,238 (82.4%) of the Company’s issued and outstanding ordinary shares held of record at the close of business on November 30, 2022, the record date for the Extraordinary General Meeting, were present either in person or by proxy, which constituted a quorum for the transaction of business. A majority of at least two-thirds of the Company’s shareholders as, being entitled to do so, voted (in person or by proxy) on the Extension Amendment Proposal at the Extraordinary General Meeting, which is described in more detail in the definitive proxy statement of the Company filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 19, 2022 (as supplemented from time to time, the “Definitive Proxy Statement”).

The Extension Amendment Proposal - RESOLVED, as a special resolution, the extension of the date by which the Company must consummate an initial business combination from April 19, 2023, which is 18 months from the closing of our initial public offering, to October 19, 2023 by amending the Company’s amended and restated memorandum and articles of association ("Articles"), in the form set forth in Annex A to the Definitive Proxy Statement, PROVIDED that this Extension Amendment Proposal shall not be approved or effective if: (1) as a consequence of redemptions of the Company's public shares submitted to the Company pursuant to Article 50.8 of the Articles in connection with the Extraordinary General Meeting held to approve this Extension Amendment Proposal the Company's net tangible assets would be less than US$5,000,001 following such redemptions; or (2) within two business days following the Extraordinary General Meeting to approve the Extension Amendment Proposal the board of directors of the Company resolves not to proceed with the Extension Amendment Proposal because submitted redemptions of the Company's Public Shares pursuant to Article 50.8 of the Articles in connection with the Extraordinary General Meeting held to approve this Extension Amendment Proposal would cause the Company's Trust Account to hold less than US$40,000,000.

For	Against	Abstain	Broker Non-Votes
17,230,335	287,903	0	N/A

As there were sufficient votes to approve the Extension Amendment Proposal, the Adjournment Proposal described in the Definitive Proxy Statement was not presented to the Company’s shareholders.

Item 8.01 Other Events.

In connection with the approval of the Extension Amendment Proposal at the Extraordinary General Meeting, holders of 15,753,079 of the Company’s ordinary shares exercised their right to redeem those shares for cash at an approximate price of $10.25 per share, for an aggregate of approximately $161.51 million. Following the payment of the redemptions, the Trust Account will have a balance of approximately $12.78 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2023	PEPPERLIME HEALTH ACQUISITION CORPORATION

	By:	/s/ Ramzi Haidamus
	Name:	Ramzi Haidamus
	Title:	Chief Executive Officer